EXHIBIT (h)(46)

                   RETIREMENT PLAN ORDER PROCESSING AMENDMENT
                           TO THE OPERATING AGREEMENT


     This Retirement Plan Order Processing Amendment is made as of June 17, 1999, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation; The Charles Schwab Trust Company ("CSTC"), a California banking corporation; Firstar Investment Research and Management Co., LLC ("Fund Affiliate"); and each registered investment company ("Fund Company") listed on
Schedule I hereto, executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)"), which are parties to an Operating Agreement with Schwab, made as of June 17, 1999, as amended thereafter ("Operating Agreement"), including such Funds as are listed on Schedule II hereto, which are excluded from participation in retirement plan order processing under this Amendment ("Excluded Funds"). This Amendment amends the Operating Agreement. In the event that there are no Funds, then the term "Fund(s)" shall mean "Fund Company."

     WHEREAS, Schwab, Fund Affiliate and Fund Company, on its own behalf and on behalf of the Funds, have entered into the Operating Agreement pursuant to which shares of the Funds are made available for purchase and redemption by Schwab's brokerage customers through Schwab's Mutual Fund Marketplace/R ("MFMP");

     WHEREAS, Schwab has designated CSTC as its agent to perform certain functions under the Operating Agreement, including communication of aggregate purchase and redemption orders for Fund shares to each Fund, for which Schwab remains fully responsible to Fund Company and the Funds;

     WHEREAS, Schwab, Fund Affiliate and Fund Company desire to amend the Operating Agreement to facilitate the purchase and redemption of Fund shares on behalf of certain retirement plans ("Plans") for which CSTC acts as trustee or custodian of the trust funds under the Plans and for which an entity identified on Schedule III, as amended by Schwab from time to time, acts as recordkeeper ("Recordkeeper"), subject to the terms and conditions of this Amendment; and

     WHEREAS, Fund Company wishes to appoint CSTC as a limited purpose co-transfer agent to each Fund's named transfer agent to facilitate such purchases and redemptions on behalf of the Plans, and CSTC wishes to accept this appointment.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereto agree as follows:

     1.   Agency Appointment and Acceptance.  Fund Company hereby appoints CSTC
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to be a limited purpose co-transfer agent to each Fund's named transfer agent for the purpose of receiving instructions in proper form from the persons designated to direct investment of the Plan assets ("Instructions") from which are derived orders for purchases and redemptions of Fund shares ("Orders").
CSTC hereby accepts the appointment as limited purpose co-transfer agent to each Fund's named transfer agent.

     2.   Agents of CSTC.  CSTC, as a co-transfer agent, may engage such
          ---------------
sub-agents as it deems necessary, appropriate or desirable to carry out its obligation as a limited purpose co-transfer agent to each Fund's named transfer agent under Section 1 of this Amendment, pursuant to such terms as are consistent with the agreements set forth in this Amendment and as CSTC deems necessary, appropriate or desirable. CSTC shall, however, remain fully responsible to Fund Company and the Funds for any obligations performed by CSTC's agents under this Section 2. These agents of CSTC shall be the Recordkeepers and shall each be a service company and a limited purpose sub-transfer agent to CSTC as co-transfer agent to each Fund's named transfer agent.

     3.   CSTC's Receipt and Transmission of Orders.  CSTC agrees that (a)
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Orders derived from Instructions received by Recordkeepers prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) ("Market Close") on any Business Day ("Day 1") will be transmitted by CSTC to the Fund by 10:00 a.m. Eastern Time on the next Business Day ("Day 2") (such Orders are referred to herein as "Day 1 Trades"); and (b) Orders derived from Instructions received by Recordkeepers after Market Close on any Business Day ("Day 1") will be transmitted by CSTC to the Fund by 10:00 am. Eastern Time on the second Business Day following Day 1 ("Day 3") (such Orders are referred to herein as "Day 2 Trades").

     4.   Fund's Pricing of Orders.  Fund Company agrees that Day 1 Trades will
          ------------------------
be effected at the net asset value of each Fund's shares ("Net Asset Value") calculated as of Market Close on Day 1, provided such trades are received by the Fund by 10:00 a.m. Eastern Time on Day 2; and Day 2 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2, provided such trades are received by the Fund by 10:00 a.m. Eastern Time on Day 3. Fund Company agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades will have been received by the Fund prior to Market Close on Day 2 for all purposes, including, without limitation, effecting distributions.

     5.   Settlement.  In accordance with the Operating Agreement, Schwab and
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Fund Company will settle Day 1 Trades on Day 2 and will settle Day 2 Trades on
Day 3.

     6.   Provision of Net Asset Value.  In accordance with the Operating
          -----------------------------
Agreement, Fund Company will provide Schwab the Net Asset Value calculated as of Market Close on each Business Day by 7:00 p.m. Eastern Time on such Business Day.

     7.   Representations and Warranties as to Transfer Agency.  CSTC represents
          -----------------------------------------------------
and warrants that it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934, as amended ("1934 Act"), and CSTC will amend its TA-1 filing to disclose its appointment pursuant to this Amendment as a limited purpose co-transfer agent to each Fund's named transfer agent. CSTC further represents and warrants that each Recordkeeper appointed by CSTC pursuant to Section 2 of this Amendment shall be registered as a transfer agent under Section 17A of the 1934 Act, and that it shall cause each Recordkeeper to amend its TA-1 to disclose its appointment as a service company and a limited purpose sub-transfer agent to CSTC as co-transfer agent to each Fund's named transfer agent.

     Fund Company represents and warrants that the Funds' named transfer agent is set forth on Schedule IV hereto, as amended by Fund Company from time to time.

     8.   Books and Records.  To the extent required under the Investment
          ------------------
Company Act of 1940, as amended ("l940 Act"), and the rules thereunder, CSTC agrees that such records maintained by it or each Recordkeeper hereunder are the property of the Funds and will be preserved, maintained, and made available in accordance with the 1940 Act and the rules thereunder. Copies, or if required originals, of such records shall be surrendered promptly to a Fund and its agents (or independent accountants) upon request. This Section 8 shall survive termination of this Amendment.

     9.   Role and Relationship of CSTC.  The parties acknowledge and agree
          ------------------------------
that, except as specifically provided in this Amendment, and for the sole and limited purpose set forth herein, CSTC acts as an agent for Schwab under the Operating Agreement in connection with the effectuation of Orders subject to this Amendment. CSTC shall not be nor hold itself out as an agent of any Fund other than as provided herein.

     10.  Role and Relationship of Recordkeepers.  The parties acknowledge and
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agree that, except as specifically provided in this Amendment and for the sole and limited purpose set forth herein, the Recordkeepers act as agents of the Plans in connection with the effectuation of Orders subject to this Amendment. The parties agree that the Recordkeepers are not agents of the Funds other than as provided herein, and CSTC shall ensure that the Recordkeepers do not hold themselves out as an agent of any Fund other than as provided herein.

     11.  Insurance Coverage.  CSTC shall maintain, and shall cause each
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Recordkeeper to maintain, general liability insurance, at all times that this
Amendment is in effect, that is reasonable and customary in light of its duties hereunder. Such general liability insurance coverage shall be issued by a qualified insurance carrier, with limits of not less than $5 million.

     12.  Termination.  Fund Company will provide Schwab and CSTC 90 days' prior
          ------------
written notice if purchase orders for a Fund's shares may no longer be effected in accordance with this Amendment. Such termination shall not affect the remaining provisions of this Amendment as to such Fund, and redemption orders shall continue to be effected pursuant to this Amendment. Schwab and CSTC may terminate this Amendment as to a Fund upon 90 days' prior written notice to Fund Company.

     Any termination of the Operating Agreement by Fund Company shall not apply to transactions effected pursuant to this Amendment prior to 90 days after the date the Fund Company provides written notice of such termination to Schwab and CSTC.
     13.  Indemnification.  Schwab and CSTC, on the one hand, and Fund Company,
          ----------------
on the other, agree to indemnify and hold harmless Fund Company, on the one hand, and Schwab and CSTC, on the other, together with each of its directors, officers, employees and agents, from and against any and all losses, liabilities, demands, claims, actions and expenses (including, without limitation, reasonable attorney's fees) ("Losses") arising out of or in connection with any breach by Schwab or CSTC, on the one hand, and Fund Company, on the other, of its obligations under this Amendment, except to the extent such breach was a direct consequence of an act or omission of an indemnified party constituting negligence or willful misconduct. In no event will any party be liable for consequential, incidental, special or indirect damages resulting to an indemnified party subject to this Amendment. This Section 13 shall survive termination of this Amendment.

     14.  Proprietary Information.  The parties agree that all books, records,
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information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or carrying out of this Amendment, including but not limited to the information on Schedule III, as amended by Schwab from time to time, and any reports regarding Fund shareholdings of the Plans or the Recordkeepers that CSTC may provide to Fund Company from time to time as part of its obligations as a limited purpose co-transfer agent to each Fund's named transfer agent, shall be kept confidential and shall not be otherwise used or voluntarily disclosed to any other person, except as may be required by law or judicial process. Fund Company expressly agrees not to use nor permit others to use any such books, records, information, or data to solicit Plans, sponsors of Plans, or Recordkeepers. This Section 14 shall survive termination of this Amendment.

     15.  Effect of Amendment.  This Amendment is intended to amend and
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supplement the provisions of the Operating Agreement.  In the event of a conflict between the provisions of this Amendment and the provisions of the Operating Agreement, the provisions of this Amendment shall control. All other provisions of the Operating Agreement shall remain in full force and effect.

CHARLES SCHWAB & CO., INC          FIRSTAR FUNDS, INC., on its own behalf
                                   and on behalf of each Fund

By:/s/ Fred Potts
   ---------------------------
   Fred Potts                      By:    /s/ Mary Ellen Stanek
   Vice President/Mutual Funds        --------------------------------
   Operations Administration       Name:  Mary Ellen Stanek
                                        ------------------------------
Date: July 5, 1999                 Title: President
      -------------------------          -----------------------------

                                   Date:  June 21, 1999
THE CHARLES SCHWAB                      ------------------------------
TRUST
                                   FIRSTAR INVESTMENT RESEARCH AND
By: /s/ Gregory Munson             MANAGEMENT CO., LLC
   ---------------------------
   Gregory Munson
   Vice President                  By:    /s/ Laura Rauman
                                      --------------------------------
Date: July 12, 1999                Name:  Laura Rauman
      -------------------------         ------------------------------
                                   Title: Vice President
                                         -----------------------------
                                   Date:  June 21, 1999
                                        ------------------------------


                                   SCHEDULE I
 TO THE RETIREMENT PLAN ORDER PROCESSING AMENDMENT TO THE OPERATING AGREEMENT,
                            MADE AS OF JUNE 17, 1999

                                  FUND COMPANY
                                  ------------

                              Firstar Funds, Inc.

xxxxxxx

                                  SCHEDULE II
 TO THE RETIREMENT PLAN ORDER PROCESSING AMENDMENT TO THE OPERATING AGREEMENT,
                            MADE AS OF JUNE 17, 1999

                                 EXCLUDED FUNDS
                                 --------------

xxxxxxx

                                  SCHEDULE III
 TO THE RETIREMENT PLAN ORDER PROCESSING AMENDMENT TO THE OPERATING AGREEMENT,
                            MADE AS OF JUNE 17, 1999

                                 RECORDKEEPERS
                                 -------------

                     Schwab Retirement Plan Services, Inc.

xxxxxxx
                                  SCHEDULE IV
 TO THE RETIREMENT PLAN ORDER PROCESSING AMENDMENT TO THE OPERATING AGREEMENT,
                            MADE AS OF JUNE 17, 1999

                              NAMED TRANSFER AGENT
                              --------------------

                       Firstar Mutual Fund Services, LLC


Firstar

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                           LIMITED POWER OF ATTORNEY


Charles Schwab & Co., Inc. ("Schwab") does hereby make, constitute, and appoint The Charles Schwab Trust Company ("CSTC"), as its trustee and lawful attorney or agent ("Agent"), to transmit to each account for Schwab for the reinvestment of capital gains and the reinvestment of dividends ("Account") with each of the Firstar mutual funds ("Funds"), which are parties to the Retirement Plan Order Processing Amendment to the Operating Agreement ("Amendment"), dated June 17, 1999, by and among Schwab, CSTC, and the Funds or their transfer agent, orders for the purchase or redemption of Fund shares for the Account, as set forth in the Amendment.

Schwab agrees to indemnify and hold harmless the Funds and their transfer agent from acting upon orders for purchase or redemption of Fund shares received from Agent to the same extent as if the orders were received from Schwab under the Amendment.

This authorization and indemnity is a continuing one and shall remain in full force and effect and shall be binding upon Schwab until revoked by Schwab in writing.




                                   /s/ Dennis P. Clark
                                   ------------------------------------
                                   Dennis P. Clark
                                   Senior Vice President - Mutual Funds


                                   Date: July 21, 1999
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